Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of American Prepaid Legal Services, Inc. ("the
Company") on Form 10-QSB for the period ended June
30, 2002 as filed with the Securities and Exchange
Commission on the date hereof ("the Report"), I, Robert Alvarez, Chief Financial Officer, Chief
Executive Officer and President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the
requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert Alvarez
--------------------------------------
    Robert Alvarez
    President/Chief Executive Officer/Chief
Accounting Officer

Dated: October 11, 2002




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